EXHIBIT 3.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

ALLY WHOLESALE ENTERPRISES LLC

i

ii

SECTION 9.11	Other Business	21

SECTION 9.12	Terms	21

SECTION 9.13	Article and Section Headings	21

SECTION 9.14	Governing Law	21

SECTION 9.15	Construction	21

SECTION 9.16	Effectiveness	21

EXHIBITS

EXHIBIT A	Board of Directors
EXHIBIT B	Officers

SCHEDULES

SCHEDULE I	Member Information

iii

Limited Liability Company Agreement

of

Ally Wholesale Enterprises LLC

This Limited Liability Company Agreement of Ally Wholesale Enterprises LLC (the “Company”) is made and entered into as of February 3, 2010, by Ally Bank, as the sole member, which desires to form the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et. seq., as amended from time to time (the “Act”).

WHEREAS, the Member formed the Company under the name Ally Wholesale Enterprises LLC as a limited liability company under the laws of Delaware by causing the Certificate of Formation to be filed in the office of the Secretary of State of the State of Delaware on February 2, 2010, in accordance with the provisions of the Act;

NOW, THEREFORE, the Member declares as follows:

ARTICLE I

DEFINED TERMS; RULES OF CONSTRUCTION

SECTION 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Act.

“Act” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any Person or group of Persons acting in concert in respect of the Person in question that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person or group of Persons, shall mean possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that a Person shall not be deemed to control another Person solely because he or she is a director of such other Person.

“Agreement” means this Limited Liability Company Agreement, as amended, supplemented or otherwise modified.

“Ally Bank” means Ally Bank, a Utah chartered bank, and any of its successors and assigns.

“Bankruptcy” shall have the meaning ascribed to such term in Section 8.6(b).

“Board” means the Board of Directors of the Company.

“Certificate of Formation” means the Certificate of Formation of Ally Wholesale Enterprises LLC, dated as of February 2, 2009, as amended from time to time.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Covered Persons” shall have the meaning ascribed to such term in Section 7.1.

“Directors” means the Persons elected to the Board from time to time by the Member, including the Independent Director, in their capacity as directors of the Company. A Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Financing Agreements” shall have the meaning ascribed to such term in Section 2.2(a)(viii).

“GMAC Entity” means each of GMAC, Inc. (“GMAC”) and each Subsidiary thereof.

“Holdco” shall have the meaning ascribed to such term in Section 2.2(a)(vi).

“Holdco Securities” shall have the meaning ascribed to such term in Section 2.2(a)(vi).

“Independent Director” means an individual who currently (or within the five years immediately prior to such individual’s appointment as an Independent Director): (i) other than as Independent Director, is not and has not been employed by Ally Bank or any other GMAC Entity as a director, officer or employee; (ii) is not (and is not affiliated with a company or firm that is) a Significant Advisor to Ally Bank or any other GMAC Entity; (iii) is not affiliated with a Significant Ally Bank Customer or Significant Ally Bank Supplier (other than a corporate services company supplying independent directors and other services) or any of its Subsidiaries or Affiliates; (iv) is not affiliated with a company of which Ally Bank or any other GMAC Entity is a Significant Customer or Significant Supplier; (v) does not have Significant Personal Services Contract(s) with Ally Bank or any other GMAC Entity; (vi) is not affiliated with a tax-exempt entity that receives Significant Contributions from Ally Bank or any other GMAC Entity; (vii) is not the beneficial owner at the time of such individual’s appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common equity interests of GMAC Inc., the value of which constitutes more than 5% of such individual’s net worth; and (viii) is not a spouse, parent, sibling or child of any person described in clauses (i) through (vii); notwithstanding anything contained in clauses (i) through (viii) above, any Independent Director may serve or have served as an independent director of one or more additional limited purpose corporations or other entities organized for the purpose of acquiring, financing or otherwise investing, directly or indirectly, in automotive assets or receivables originated, owned or serviced by Ally Bank or any of its Subsidiaries or Affiliates.

“Material Action” means: (i) to institute proceedings to have the Company be adjudicated bankrupt or insolvent; (ii) to consent to the institution of bankruptcy or insolvency proceedings against the Company; (iii) to file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy; (iv) to consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; (v) to make any assignment for the benefit of creditors of the Company or a substantial part of its property; (vi) to admit in writing the Company’s inability to pay its debts generally as they become due; (vii) to dissolve or liquidate the Company, to the fullest extent permitted by law; or (viii) to take action in furtherance of any action described in items (i) through (vii) above.

“Member” means Ally Bank, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company. The term “Member” shall not include the Special Member.

“Obligations” means the Securities and any other indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents or any related document in effect as of any date of determination.

“Officer” means each Person appointed hereunder or by the Board from time to time in accordance with this Agreement, in such Person’s capacity as an officer of the Company.

“Person” means a natural person, partnership (whether general or limited), firm, corporation (including a business trust), limited liability company, joint stock company, trust, association, joint venture, government or any agency or political subdivision thereof, unincorporated organization or any other entity of whatever nature, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Rating Agency” means each rating agency which has been requested by the Company or by a Trust or Holdco in which the Company holds a beneficial interest and which is then rating such class or classes of Securities.

“Rating Agency Condition” (i) means, with respect to any action occurring prior to the effectiveness of the Trust Sale and Servicing Agreement, the condition that each of the Rating Agencies, if any, then rating the Securities, if any, shall have notified the Company in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of any Securities then rated by such Rating Agency, and (ii) with respect to any action occurring at or following the time of effectiveness of the Trust Sale and Servicing Agreement, shall have the meaning ascribed to such term in the Trust Sale and Servicing Agreement.

“Receivables” shall have the meaning ascribed to such term in Section 2.2(a)(i).

“Securities” means Trust Securities and Holdco Securities.

“Significant Advisor” means a Person who received or would receive fees or similar compensation from Ally Bank or any other GMAC Entity in excess of the lesser of (A) 3% of the consolidated gross revenues which Ally Bank and its Subsidiaries received for the sale of their products and services during the last fiscal year of Ally Bank, (B) 5% of the gross revenues of such Person during the last calendar year, if such Person is a self-employed individual and (C) 5% of the consolidated gross revenues received by such Person for the sale of its products and services during its last fiscal year, if such Person is a company or firm; provided, however, that director’s fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

“Significant Ally Bank Customer” means a customer from which Ally Bank and any of its Subsidiaries collectively in the last fiscal year of Ally Bank received payments in consideration for the products and services of Ally Bank and its Subsidiaries which are in excess of 3% of the consolidated gross revenues of Ally Bank and its Subsidiaries during such fiscal year.

“Significant Ally Bank Supplier” means a supplier to which Ally Bank and any of it Subsidiaries collectively in the last fiscal year of Ally Bank made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of Ally Bank and its Subsidiaries during such fiscal year.

“Significant Customer” means a company, collectively with its Subsidiaries or Affiliates, to which Ally Bank was the direct source during such company’s last fiscal year of an excess of 5% of the gross revenues such company received for the sale of its products and services during such fiscal year.

“Significant Contributions” means contributions received during a tax exempt entity’s last fiscal year, or expected to be received during its current fiscal year, from Ally Bank or any other GMAC Entity in excess of the lesser of (A) 3% of the consolidated gross revenues of Ally Bank and its Subsidiaries during such fiscal year and (B) 5% of the contributions received by any such tax-exempt entity during such fiscal year.

“Significant Personal Services Contract” means a contract where the fees and other compensation received by a person pursuant to personal services contract(s) with Ally Bank and/or any other GMAC Entity exceeded or would exceed 5% of such person’s gross revenues during the last calendar year.

“Significant Supplier” means a company that received payments from Ally Bank and/or any other GMAC Entity, collectively, in such company’s last fiscal year, in excess of 5% of the gross revenue which such company received during such fiscal year for the sale of its products and services.

“Subsidiary” of a Person means any entity the majority of voting power of which is owned directly or indirectly, through one or more intermediaries, by such Person.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 3.2, a person acting as Independent Director, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transaction Documents” means any Financing Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Trust Sale and Servicing Agreement” means the Trust Sale and Servicing Agreement, expected to be dated on or around February 12, 2010, by and among Ally Bank, as Seller, GMAC Inc., as Servicer, the Company, as Depositor, and Ally Master Owner Trust, as Issuing Entity.

“Trusts” shall have the meaning ascribed to such term in Section 2.2(a)(iii).

“Trust Securities” shall have the meaning ascribed to such term in Section 2.2(a)(v).

SECTION 1.2 Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1 Certificates and Qualification. Sven Soderberg, as an authorized person within the meaning of the Act, executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. These actions as an “authorized person” within the meaning of the Act are hereby ratified and confirmed. The Member is hereinafter designated as the “authorized person” for the Company. The Member may qualify the Company, or register the Company under assumed or fictitious name statutes or similar laws, in any other jurisdiction in which the Company transacts or proposes to transact business and where such qualification or registration is required or desirable. The Member or any duly authorized agent of the Company may execute, deliver and file any certificates and other documents and take any and all actions as may be necessary or desirable to obtain such qualification or registration. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

SECTION 2.2 Purposes. The nature of the business or the purposes to be conducted or promoted by the Company is to engage in the following activities, all of which are subject to the requirements of Section 4.9:

(a) (i) to purchase, accept capital contributions of or otherwise acquire from time to time (A) retail instalment sale contracts, direct purchase money loans, and other sale contracts and instalment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto, and any related rights, (B) wholesale inventory loans and advances related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto, and any related rights, (C) loans to motor vehicle dealerships, whether to acquire or finance such dealership or the real property used by such dealership, working capital, or any other purpose, monies due thereunder, security interests in any real property, vehicles or parts or other collateral securing such loans, proceeds from claims on insurance policies related thereto, and any related rights, and (D) any bond, note, other form of indebtedness, certificate or security (whether or not certificated) and other residual and remainder interests secured by any of the foregoing (the property described in clauses (A) through (D) above, collectively, “Receivables”);

(ii) to acquire, own, hold, borrow money against, finance, refinance, service, sell, assign, pledge, invest, lend and otherwise deal with the Receivables, collateral securing the Receivables, related insurance policies, cash, marketable securities and any proceeds or further rights associated with any of the foregoing;

(iii) to transfer Receivables or interests therein to trusts (or in trust to a trustee) or other entities (“Trusts”) or to other purchasers of, or lenders secured by, Receivables (collectively, together with the Trusts, “Financing Parties”);

(iv) to act as settler or depositor of Trusts or to own equity interests in Trusts;

(v) to purchase and sell any series or class of certificates, notes or other securities issued by any Trust (collectively, the “Trust Securities”) and, to the extent permitted by Section 4.9, to incur, assume or guaranty any indebtedness;

(vi) to deposit or transfer, or direct the deposit or transfer of, Trust Securities to trusts, limited liability companies, corporations or other entities (collectively, “Holdcos”) and to own limited liability company interests in, or other equity or additional securities issued by, any such Holdco (collectively, such limited liability company interests and other securities being “Holdco Securities”);

(vii) to acquire, own, hold, transfer, assign, pledge, sell and enjoy all of the rights and privileges as the owner or otherwise of any Securities;

(viii) to enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any Securities issued by a Trust, any loan agreement, loan facility, line of credit or other document with respect to a Financing Party, any sale and servicing agreement, trust sale and servicing agreement, pooling and servicing agreement, purchase and sale agreement, trust agreement, purchase agreement, note purchase agreement, indenture, certificate purchase agreement, pooling and servicing agreement assignment, intercompany advance agreement, promissory note, administration agreement, custodian agreement, authentication order, cross receipt, insurance agreement or any other agreement which may be required or advisable to effect the sale, assignment, transfer, financing, administration or servicing of the Receivables or the issuance and sale of any Securities (“Financing Agreements”) and to perform its obligations under any Financing Agreement;

(ix) to establish any reserve account, spread account or other credit enhancement for the benefit of the Securities, any Trust or the purchasers of such Securities or the counterparties to any Financing Agreement or other interests in the Receivables, any lenders or purchasers against the Receivables or other interests in the Receivable and to loan, transfer or otherwise invest any proceeds from Receivables, Securities and any other income as determined by the Board;

(x) to purchase financial guaranty insurance policies for the benefit of any Security, any purchasers of such Securities, any Trust, any lenders or purchasers against the Receivables or other interests in the Receivables;

(xi) to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Receivables or for the benefit of any Security issued by the Company, any Trust or the purchasers of such Securities, the counterparties to any Financing Agreement or other interests in the Receivables, any lender against the Receivables or the purchasers of such other interests in the Receivables;

(xii) to prepare, execute and file with the Securities and Exchange Commission registration statements, including a prospectus and forms of prospectus supplements, relating to Securities;

(xiii) to issue limited liability company interests as provided for herein and any other securities deemed appropriate by the Board;

(xiv) to take any and all other actions necessary to maintain the existence of the Company as a limited liability company in good standing under the laws of the State of Delaware and/or to qualify the Company to do business as a foreign limited liability company in any other state or jurisdiction in which such qualification is required;

(xv) to pay the organizational, start-up and transaction expenses of the Company; and

(xvi) to engage in any other lawful act or activity as a limited liability company and to exercise any powers permitted to a limited liability company under the Act to the extent related or incidental to, or necessary, convenient or advisable for, the accomplishment of the purposes listed in clauses (i) through (xv) above.

(b) The Company is hereby authorized to execute, deliver and perform, and the Member, any Director or any Officer on behalf of the Company is hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements or certificates contemplated thereby or related thereto, including, without limitation, those documents contemplated by Section 2.2(a)(viii), Section 2.2(a)(x), Section 2.2(a)(xi) and Section 2.2(a)(xii), all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Member, any Director or any Officer to enter into other agreements on behalf of the Company to the extent permitted under clause (a) above.

SECTION 2.3 Principal Office; Registered Agent.

(a) The principal office of the Company shall be located at 200 Renaissance Center, 12th Floor, Detroit, Michigan 48265 or such other place as the Member may select from time to time.

(b) The registered office of the Company and registered agent for service of process will be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal business office, registered office and registered agent of the Company may be changed by the Member from time to time in accordance with the then applicable provisions of the Act.

SECTION 2.4 Term. The term of the Company commenced upon the filing of the Certificate of Formation and the Company shall continue in existence until terminated pursuant to Section 8.6.

ARTICLE III

MEMBERS; SPECIAL MEMBERS

SECTION 3.1 Member. The mailing address of the Member is set forth on Schedule I.

SECTION 3.2 Special Member. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.3 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Section 8.4), each Person acting as an Independent Director pursuant to Section 4.10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement and (ii) such successor has also accepted its appointment as an Independent Director pursuant to Section 4.10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, solely in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each Person acting as an Independent Director pursuant to Section 4.10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member pursuant to this Section 3.2, each Person acting as an Independent Director pursuant to Section 4.10 shall not be a member of the Company.

ARTICLE IV

MANAGEMENT

SECTION 4.1 Responsibility; Meetings of the Member; Delegation of Responsibility to a Board of Directors; Delegation of Responsibility to a Committee.

(a) Subject to Section 4.9, the business and affairs of the Company shall be managed by the Member. The Member of the Company is not required to hold an annual meeting. The Member may act by written consent.

(b) At the Member’s sole discretion, the Member may delegate the management of the business and affairs of the Company to the Board, consisting of one or more persons selected by the Member or as provided in Section 4.2. Subject to Section 4.9, whether to delegate management to a Board and, if so, the composition of the Board, shall be determined from time to time by the Member or as provided in Section 4.2. The Member has determined to delegate management responsibility to the Board until such time as the Member, in its sole discretion, determines otherwise; provided, however, that, so long as any Obligation is outstanding, management of the Company shall at all times be delegated to the Board, which shall include at least one Independent Director to the extent required by Section 4.10. The initial members of the Board shall consist of those individuals listed on Exhibit A attached hereto.

(c) The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, consisting of one or more of the Directors of the Company, to be committees of the Board (“Committees”). Subject to Section 4.9, to the extent provided in any resolution of the Board (and to the extent permissible under the laws of the State of Delaware) any such Committee shall have and may exercise all the powers and authority delegated by the Board in the management of the business and affairs of the Company. The members of such Committees may be elected at such time as the Board may determine. Vacancies in any Committee may be filled at such time and in such manner as the Board shall determine. Except to the extent otherwise provided in this Agreement or any resolution of the Board, each Committee may fix its own rules of procedure.

SECTION 4.2 Directors-Election; Resignation; Vacancies. The Member shall elect Directors, each of whom shall hold office for a term commencing on the date of such action by the Member, or such later date as shall be determined by the Board, and ending upon the election and qualification of their successors. Any Director may resign at any time upon written notice to the chairman of the Board or to the secretary. Subject to Section 4.10, any vacancy occurring in the Board for any reason may be filled by the Member or action of a majority of the remaining Directors, despite that such majority is less than a quorum. Each Director so elected shall hold office until his successor is elected and qualified. Subject to Sections 4.9 and 4.10 and notwithstanding the foregoing, the Member may, in its sole and absolute discretion, remove one or more of the Directors at any time, for any reason, with or without cause.

SECTION 4.3 Regular Meetings of the Board. Unless otherwise determined by resolution of the Board, a meeting of the Board for the election of officers and the transaction of such other business as may come before it shall be held annually, and other regular meetings of the Board shall be held as often as the Board may determine.

SECTION 4.4 Special Meetings of the Board. Special meetings of the Board may be called by the Member, the chairman of the Board or the president, and shall be called by the secretary at the request in writing of one-third of the Directors then in office. Notice of a special meeting of the Board shall be given at least twenty-four hours before the special meeting.

SECTION 4.5 Quorum; Vote Required for Action. Subject to Section 4.9, at all meetings of the Board, one-third of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Act, the Certificate of Formation or this Agreement otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

SECTION 4.6 Organization of the Board.

(a) The Board shall annually elect one of its Directors to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine. The Chairman of the Board may be, but need not be, an officer of or employed in an executive or any other capacity by the Company.

(b) The Chairman of the Board shall preside at meetings of the Board and lead the Board in fulfilling its responsibilities as defined in Section 4.1 and, in particular, its responsibilities to oversee the performance of the Company and of the executive management of the Company.

(c) The Board may also elect one of its Directors as Vice Chairman of the Board who shall have such duties and responsibilities as are provided by this Agreement or may be directed by the Board or the Chairman of the Board.

(d) In the absence of the Chairman of the Board, the Vice Chairman, or in his or her absence, a Director selected by the Directors present, shall preside at meetings of the Board. The secretary of the Company shall act as secretary of the meetings of the Board, but in his or her absence the presiding officer may appoint a secretary for the meeting.

SECTION 4.7 Informal Action by Directors. Unless otherwise restricted by the Act, the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Board, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

SECTION 4.8 Telephonic Meetings of the Board Permitted. Directors of the Board or any Committee designated by the Board may participate in a meeting of the Board or such Committee by means of telephone or video conference call or similar communications whereby all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this provision shall constitute presence by such person at such meeting.

SECTION 4.9 Limitations on the Company’s Activities.

(a) This Section 4.9 is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(b) The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal Sections 2.2, 4.1(b), 4.9, 4.10, 8.2, 8.3, 8.4 or 9.4 of this Agreement (including the defined terms contained in such Sections) without the unanimous written consent of the Board (including all Independent Directors). Subject to this Section 4.9(b), the Member reserves the right to amend, alter, change or repeal any other provisions contained in this Agreement in accordance with Section 9.4. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider the interests of the Company, including Member and holders of the Company’s rated and unrated Obligations in determining whether to vote for or against any such amendment. The Member shall provide prior written notice of any proposed amendment to Sections 2.2, 4.1(b), 4.9, 4.10, 8.2, 8.3, 8.4 or 9.4 to each Rating Agency then rating any outstanding Security but only if such rating was initially provided at the request of the Company, any Trust or Holdco, or an affiliate thereof. Prior to any amendment, alteration or repeal of Section 4.10, the Company shall have satisfied the Rating Agency Condition with respect thereto.

(c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of each trustee from time to time (the “Trustees”) under the Financing Agreements (or any supplements thereto) involving a Trust or of each Holdco, purchaser or lender so designated in any other Financing Agreement, which in either case are then in effect, nor without the affirmative vote of 100% of the Independent Directors, do any of the following (unless and to the extent that any such Financing Agreement expressly permits the Company to take such action without the consent of the related Trustee, purchaser or lender):

(i) engage in any business activity other than those set forth in Section 2.2;

(ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than (A) indebtedness incurred or guaranteed in connection with the issuance of Securities; (B) indebtedness to Ally Bank or any Affiliate thereof incurred or guaranteed in connection with the acquisition of Receivables, which indebtedness will provide that for so long as any Securities are outstanding, such indebtedness will only be payable to the extent the Company has available cash to pay such indebtedness; and (C) indebtedness where the person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the Company in respect to such obligations, and that such obligations shall not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations, in each case for one year after all Securities (other than Securities held by the Company) are paid in full; or

(iii) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless: (A) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Company in connection with the indebtedness of the Company, and has a certificate of formation, limited liability company agreement, certificate of incorporation or other comparable organizational document containing provisions identical to the provisions of Sections 2.2 and 4.9 of this Agreement; and (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Company or any agreements relating to such indebtedness.

(d) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, the Officers or any other Person, prior to the date that is one year and one day after the payment in full of all Obligations, none of the Member, the Board, the Officers or any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Board (including all Independent Directors), to take any Material Action; provided, however, that, prior to the date that is one year and one day after the payment in full of all Obligations, the Board may not vote on, or authorize the taking of, any Material Action, unless, there is at least one Independent Director then serving in such capacity.

(e) The Board shall also cause the Company to:

(i) maintain its own books of account and records separate from the Member or any other Person;

(ii) avoid commingling or pooling of its accounts, funds, other assets or liabilities with those of the Member or any other Person, except with respect to the temporary commingling of collections and except with respect to the Member’s or its Affiliates’ retention of certain books and records of the Company and except to the extent that the provisions of the Transaction Documents permit such commingling;

(iii) conduct its own business solely in its own name;

(iv) maintain financial statements separate from the Member or any other subsidiary or Affiliate of the Member or any Person;

(v) pay its own operating expenses and liabilities from its own funds, except that Ally Bank may pay the organizational expenses of the Company hereunder as well as a portion of expenses incurred by the Company in connection with transactions carried out pursuant to the Financing Agreements; provided, however, that the foregoing shall not require the Member to make any additional capital contributions;

(vi) pay the salaries and expenses of its own employees, Officers and Directors and maintain a sufficient number of the same in light of its contemplated business operations;

(vii) maintain its assets and liabilities in such a manner that its individual assets and liabilities can be readily and inexpensively identified from those of the Member or any other Person, including any other Subsidiary or Affiliate of the Member, and pay its own liabilities out of its own funds; provided, however, that the foregoing shall not require the Member to make any additional capital contributions;

(viii) observe requirements of the Act, the Certificate of Formation and this Agreement;

(ix) maintain an arm’s length relationship with its Affiliates and the Member;

(x) except as contemplated by Section 4.9 and provided in Section 2.2(a), not guarantee or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others or acquire equity securities of its Members;

(xi) except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person or make any loans or advances to any Person;

(xii) use separate stationery and invoices;

(xiii) preserve its limited liability company form and hold itself out to the public and all other Persons as a legal entity separate from the Member and all other Persons;

(xiv) correct any known misunderstanding regarding its separate identity;

(xv) maintain adequate capital in light of its contemplated business operations; provided, however, that the foregoing shall not require the Member to make any additional capital contributions; and

(xvi) readily identify and allocate fairly and reasonably any sharing of overhead expenses between the Company and the Member.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

SECTION 4.10 Independent Director. Until the date that is one year and one day after the payment in full of all Obligations, the Member shall cause the Company at all such times to have at least one Independent Director, who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Directors shall consider the interests of the Company, including the Member and holders of the Company’s rated and unrated Obligations, in acting or otherwise voting on the matters referred to in Sections 4.9(c) and 4.9(d). No resignation or removal of any Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Director by a written instrument, and (ii) shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Independent Director at any time after the initial appointment of an Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Subsidiary of the Member or of the Company.

ARTICLE V

BOOKS, RECORDS AND ACCOUNTING

SECTION 5.1 Books and Records. The Company shall maintain complete and accurate books and records of its business and affairs as required by the Act. The Member shall have complete access to all books and records of the Company at the Company’s principal office during normal business hours.

SECTION 5.2 Fiscal Year; Accounting. The Company’s fiscal year shall be the calendar year.

SECTION 5.3 Signatures on Checks and Negotiable Instruments. All checks, drafts, bills of exchange, acceptances, promissory notes, and other negotiable instruments made, accepted, or endorsed by the Company, and all bonds, stocks, and other securities owned or held by the Company, on transfer and delivery for sale or otherwise, shall, as to either execution, endorsement or both, be signed in such manner as the Member, the Board or any Committee thereof, may from time to time direct.

ARTICLE VI

OFFICERS

SECTION 6.1 Elected Officers. The officers of the Company shall be elected by the Board. There shall be a president, one or more vice presidents, a secretary, one or more assistant secretaries, a general counsel and a chief tax officer. The Board may also elect persons to hold such other offices as the Board shall determine, including one or more executive vice presidents and group vice presidents. The president shall have the powers, authority and responsibilities provided by this Agreement. The officers, other than the president, shall each have, in addition to the powers, authority and responsibilities of those officers otherwise provided herein (if so provided), such powers, authority and responsibilities as the Board or the president may determine. A person may hold any number of offices. Elected officers shall hold their offices at the pleasure of the Board, or until their earlier resignation. The Officers of the Company are set forth in Exhibit B hereto.

SECTION 6.2 President. The president shall have the general executive responsibility for the conduct of the business and affairs of the Company. He shall exercise such other powers, authority and responsibilities as the Board may determine. In the absence of or during the physical disability of the president, the Board shall designate an officer who shall have and exercise the powers, authority and responsibilities of the president.

SECTION 6.3 Secretary. The secretary shall keep the minutes of all meetings of the Member and Directors. He shall give all required notices and shall have charge of such books and papers as the Board may require. He shall submit such reports to the Board or as the Board may require. Any action or duty required to be performed by the secretary may be performed by an assistant secretary.

SECTION 6.4 Subordinate Officers. The Board may from time to time appoint one or more assistant secretaries, assistant treasurers, assistant controllers, and such other subordinate officers as the Board may deem advisable. Such subordinate officers shall have such powers, authority and responsibilities as the Board may from time to time determine. The Board may grant to the president the power and authority to appoint subordinate officers and to prescribe their respective terms of office, powers, authority and responsibilities. Each subordinate officer shall hold his position at the pleasure of the Board, the president and any other officer to whom such subordinate officer reports. In the interval between annual meetings of the Board, the president shall have the power and authority to appoint such subordinate officers. Such subordinate officers shall serve until the first meeting of the Board immediately following the annual meeting of the Member.

SECTION 6.5 Resignation, Removal, Suspension and Vacancies.

(a) Any officer may resign at any time by giving written notice to the president or the secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. It shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

(b) Any officer elected by the Board may be suspended or removed at any time by the affirmative vote of a majority of the whole Board. Any subordinate officer of the Company appointed by the Board, or the president, may be suspended or removed at any time by a majority vote of a quorum of the Board or by the president or any other officer to whom such subordinate officer reports.

(c) The president may suspend the powers, authority, responsibilities and compensation of any elected officer or appointed subordinate officer for a period of time sufficient to permit the Board a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such person.

(d) As appropriate, the Board and/or the president may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such person.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Right to Indemnification. Subject to the other provisions of this Article VII, the Company shall indemnify and advance expenses to every Special Member, Director and Officer (and to such person’s heirs, executors, administrators or other legal representatives) (collectively, the “Covered Persons”) in the manner, and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of any such Covered Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such Covered Person was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such Covered Person is or was a Special Member, Director or Officer of the Company or is or was serving at the request of the Company as a Special Member, director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.

SECTION 7.2 Advancement of Expenses. To the fullest extent permitted by law, the Company shall pay the expenses of any Covered Person incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a Covered Person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

SECTION 7.3 Claims by Covered Persons. If a claim for indemnification or advancement of expenses by a Covered Person under this Article VII is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 7.4 Indemnification of Employees. Subject to the other provisions of this Article VII, the Company may indemnify and advance expenses to every employee who is not a Director or Officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any proceeding, in which such employee was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was an employee of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The ultimate determination of entitlement to indemnification of employees who are not Officers and Directors shall be made in such manner as is provided by applicable law. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board.

SECTION 7.5 Advancement of Expenses of Employees. To the fullest extent permitted by law, the advancement of expenses of an employee who is not an Officer or Director shall be made by or in the manner determined by the Board.

SECTION 7.6 Non-Exclusivity Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Agreement, action of the Member or disinterested Directors or otherwise.

SECTION 7.7 Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

SECTION 7.8 Insurance. The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Directors, Officers and employees under the provisions of this Article VII; and (b) to indemnify or insure Directors, Officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VII.

SECTION 7.9 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Notwithstanding any other provision of this Agreement, the Company shall not, and shall not be obligated to, pay any amount pursuant to this Article VII unless (i) the Company has received funds or has funds on hand which may be used to make such payment and which funds are not required to repay any other Obligations of the Company when due and (ii) such payment is made in accordance with the terms of any Transaction Document. To the fullest extent permitted by law, any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against, or obligation of, the Company.

ARTICLE VIII

BANKRUPTCY; WAIVER OF PARTITION

SECTION 8.1 [RESERVED].

SECTION 8.2 Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member (solely in its capacity as such) hereby irrevocably waives any right or power that such Member or Special Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or, to the fullest extent permitted by applicable law, to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. Neither the Member nor Special Member shall have any interest in any specific assets of the Company, and neither the Member nor Special Member shall have the status of creditor with respect to any distribution pursuant to this Agreement. The interest of the Member or Special Member in the Company is personal property.

SECTION 8.3 Assignments. The Member, with the unanimous approval of the Board (including the Independent Directors), may assign all of its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 8.3, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution. The Member shall provide prior written notice of any proposed assignment to each Rating Agency then rating any Security that remains outstanding but only if such rating was initially provided at the request of the Company, any Trust or Holdco, or an affiliate thereof.

SECTION 8.4 Resignation. So long as any Obligations are outstanding, the Member may not resign. If the Member is permitted to resign pursuant to this Section 8.4, an additional Member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a Member of the Company.

SECTION 8.5 Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the written consent of the Member and upon execution of a counterpart to this Agreement.

SECTION 8.6 Dissolution.

(a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 8.3, or (ii) the resignation of the Member and the admission of an additional Member of the Company pursuant to Section 8.4), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b) Notwithstanding any other provision of this Agreement, the Bankruptcy of any Member or Special Member shall not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. “Bankruptcy” means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clauses (ii), (iii) or (iv), (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of such Member or Special Member, or the occurrence of an event that causes such Member or Special Member to cease to be a member of the Company.

(d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; provided, that, to the fullest extent permitted by law, in the event of dissolution, the Company shall not liquidate any asset that is securing any Obligation of the Company that has been rated by one or more rating agencies at the request of the Company, unless the Company has obtained the consent of each holder of such rated Obligation (and except that such asset shall continue to be serviced in the ordinary course).

(e) The Company shall terminate when (i) all of the assets of the Company, after payment or other satisfaction of the Obligations and all other debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Notice. Any notice required to be given by this Agreement may be given personally, by facsimile or in writing by delivery through United States postal system in a postpaid envelope directed to such address as appears in the records of the Company. Such notice shall be deemed to be given at the time of mailing, except as otherwise provided in this Agreement. In addition, except as otherwise required by law or this Agreement, notice need not be given of any adjourned meeting other than by announcement at the meeting which is being adjourned.

SECTION 9.2 Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Member or Directors need be specified in any written waiver of notice.

SECTION 9.3 Form of Records. Any records maintained by the Company in the regular course of its business, including its books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.4 Amendment of this Agreement. Subject to Section 4.9(b) and the Act, the Member shall have the power to adopt, amend or repeal this Agreement, in its sole discretion.

SECTION 9.5 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Member or any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

SECTION 9.6 Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.

SECTION 9.7 Capital Contributions. The Member’s initial contribution to the Company consisted of property of an agreed value as listed on Schedule I. In accordance with Section 3.2, the Special Members shall not be required to make any capital contributions to the Company.

SECTION 9.8 Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule I of this Agreement to reflect such contributions. The provisions of this Agreement, including this Section 9.8, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

SECTION 9.9 Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Transaction Document.

SECTION 9.10 [RESERVED].

SECTION 9.11 Other Business. Notwithstanding any duty otherwise existing at law or equity, the Member, the Special Member or any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others (in the case of the Special Member, other than as prohibited by the definition of Independent Director). The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

SECTION 9.12 Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

SECTION 9.13 Article and Section Headings. The headings in this Agreement are inserted for clarification and identification only, and are in no way intended to describe, interpret, define or limit the scope or intent of any of the provisions of this Agreement.

SECTION 9.14 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflict of laws principals).

SECTION 9.15 Construction. As noted in Section 4.1, the Member has delegated responsibility for management of the Company to the Board. Subject to Section 4.1(b) and Section 4.9, if at any time, however, the Member decides to disband the Board and resume management of the Company, then all references to “Board” or “Board of Directors” herein will be deemed to be references to the Member, where appropriate.

SECTION 9.16 Effectiveness. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.

IN WITNESS WHEREOF, the Member makes and executes this Agreement as of the date first above written.

ALLY BANK, Member

By:	/s/ L.R. Gerner
Name:	L.R. Gerner
Title:	Chief Financial Officer

Limited Liability Company Agreement

S-1

IN WITNESS WHEREOF, the below signed Independent Director makes and executes this Agreement as of February 3, 2010.

INDEPENDENT DIRECTOR/SPECIAL MEMBER

/s/ Richard E. Damman
Name:	Richard E. Damman

Limited Liability Company Agreement

S-2

EXHIBIT A

BOARD OF DIRECTORS

Ryan C. Farris

Christopher A. Halmy

Mark B. Hales

Pamela M. Surhigh

Lisa R. Gerner

Richard E. Damman – Independent Director

A-1

EXHIBIT B

OFFICERS

Ryan C. Farris, President

Christopher A. Halmy, Vice President

Mark B. Hales, Vice President

Pamela M. Surhigh, Vice President

Lisa R. Gerner, Vice President

Richard V. Kent, General Counsel

Jonathan P. Andrews, Assistant General Counsel

Dina S. Shapiro, Chief Tax Officer

Stephanie N. Richard, Controller

Cathy L. Quenneville, Secretary

James Aretakis, Assistant Treasurer

William J. Marx, Assistant Treasurer

Donna M. DiCicco, Assistant Secretary

Barbara Taylor, Assistant Secretary

B-1

SCHEDULE I

MEMBER

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest

Ally Bank	6985 Union Park Center, Suite 435 Midvale, Utah 84047-4176	$1,000	100%

Schedule I